EX-23.3
                                 CONSENT OF COUNSEL

                                  Brian F. Faulkner
                           A Professional Law Corporation
                            3900 Birch Street, Suite 113
                           Newport Beach, California 92660
                                   (949) 975-0544


April 25, 2002


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  WSN Group, Inc. - Form S-8

Dear Sir/Madame:

     I have acted as counsel to WSN Group, Inc., a Nevada corporation ("Company"), in connection with its Registration Statement on Form S-8 relating to the registration of 31,700,000 shares of its common stock ("Shares"), $0.001 par value per Share, which are issuable pursuant to the Company's Amended and Restated Retainer Stock Plan for Non-Employee Directors and Consultants (Amendment No. 2). I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

Sincerely,


/s/  Brian F. Faulkner
Brian F. Faulkner, Esq.